UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2015

RICE ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36273	46-3785773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Woodcliff Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (724) 746-6720

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On November 4, 2015, Rice Energy Inc. (the “Company”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) by and between the Company and Rice Midstream Partners LP (the “Partnership”). Pursuant to the terms of the Purchase Agreement, on November 4, 2015, the Partnership acquired from the Company all of the outstanding limited liability company interests of Rice Water Services (PA) LLC (“PA Water”) and Rice Water Services (OH) LLC (“OH Water”), two wholly-owned indirect subsidiaries of the Company that own and operate the Company’s water services business. The acquired business includes the Company’s Pennsylvania and Ohio fresh water distribution systems and related facilities that provide access to 15.9 MMgal/d of fresh water from the Monongahela River, the Ohio River and other regional water sources in Pennsylvania and Ohio (the “Water Assets”). The Company has also granted the Partnership, until December 31, 2025, (i) the exclusive right to develop water treatment facilities in the areas of dedication defined in the Water Services Agreements (defined below) and (ii) an option to purchase any water treatment facilities acquired by the Company in such areas at the Company’s acquisition cost (collectively, the “Option”). In consideration for the acquisition of the Water Assets and the receipt of the Option, the Partnership paid the Company $200 million in cash, plus an additional amount, if certain of the conveyed systems’ capacities increase by 5.0 MMgal/d on or prior to December 31, 2017, equal to $25 million less the capital expenditures expended by the Partnership to achieve such increase, in accordance with the terms of the Purchase Agreement. The transactions contemplated by the Purchase Agreement are referred to herein as the “Transaction.” The Partnership funded the consideration with borrowings under its revolving credit facility.

The Purchase Agreement includes customary representations and warranties regarding the Water Assets and the Transaction, as well as customary covenants and indemnity provisions. The parties have agreed to indemnify each other with regards to breaches of their respective representations, warranties and covenants set forth in the Purchase Agreement. In addition, the Partnership has agreed to indemnify the Company with respect to certain liabilities related to the business and operations of the Water Assets, subject to certain exceptions as set forth in the Purchase Agreement.

The terms of the Transaction were unanimously approved on behalf of the Company by the Board of Directors of the Company.

The Purchase Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K, and the foregoing description of the Purchase Agreement is qualified in its entirety by reference to such exhibit. The above description of the Purchase Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Purchase Agreement. The Purchase Agreement is filed herewith to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties. In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement were made as of the date of the Purchase Agreement only and are qualified by information in confidential disclosure schedules provided by the parties to each other in connection with the signing of the Purchase Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement may have been used for the purpose of allocating risk between the parties rather than establishing matters of fact. Accordingly, you should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual statements of fact about the parties.

Amended and Restated Water Services Agreements

In connection with the closing of the Transaction, on November 4, 2015, the Company entered into Amended and Restated Water Services Agreements (the “Water Services Agreements”) with PA Water and OH Water, respectively, whereby PA Water and OH Water, as applicable, have agreed to provide certain fluid handling services to the Company, including the exclusive right to provide fresh water for well completions operations in the Marcellus and Utica Shales and to collect and recycle or dispose of flowback, produced water and other fluids for the Company within areas of dedication in defined service areas in Pennsylvania and Ohio. The initial term of the Water Services Agreements is until December 22, 2029 and from month to month thereafter. Under the agreement, the Company will pay (i) a variable fee, based on volumes of water supplied, for freshwater deliveries by pipeline directly to the well site, subject to annual CPI adjustments and (ii) a produced water hauling fee of actual out-of-pocket cost incurred by PA Water and OH Water, plus a 2% margin.

The foregoing description of the Water Services Agreements is not complete and is qualified in its entirety by reference to the text of the Water Services Agreements, which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2 and incorporated in this Item 1.01 by reference.

Sixth Amendment to Rice Energy Inc.’s Third Amended and Restated Credit Agreement

On October 30, 2015, the Company entered into the Sixth Amendment (the “Sixth Amendment”) to its Third Amended and Restated Credit Agreement, among the Company, as borrower, Wells Fargo Bank, N.A., as administrative agent, and the lenders and other parties thereto (as amended, the “Amended Credit Agreement”).

The Sixth Amendment (a) capped EBITDAX attributable to cash distributions received by the Company from Rice Midstream Holdings LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Rice Midstream Holdings”) at (i) EBITDA (as defined in the Midstream Holdings Credit Agreement (defined below), as amended) of Rice Midstream Holdings multiplied by (ii) the percentage of Rice Midstream Holdings’ equity interests that are owned by the Company, and (b) expanded the hedging covenant in the Amended Credit Agreement to provide for, and permit as secured obligations thereunder, certain firm transportation reimbursement agreements of the Company and its subsidiaries with the lenders and their affiliates.

The foregoing description of the Sixth Amendment is a summary only and is qualified in its entirety by reference to the complete text of the Sixth Amendment, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Borrowing Base Redetermination

In addition, the lenders under the Amended Credit Agreement completed their semi-annual redetermination of the borrowing base scheduled for on or about October 1, 2015. Following the redetermination, the Company’s borrowing base increased from $650 million to $750 million and the sublimit for letters of credit increased from $175 million to $250 million. Additionally, three new lenders were added to the Company’s lender syndicate. The next redetermination of the borrowing base is scheduled for April 2016.

First Amendment to Rice Midstream Holdings LLC’s Credit Agreement

On October 30, 2015, Rice Midstream Holdings entered into the First Amendment (the “First Amendment”) to its Credit Agreement, among Rice Midstream Holdings, as borrower, Wells Fargo Bank, N.A., as administrative agent, and the lenders and other parties thereto (the “Midstream Holdings Credit Agreement”). The First Amendment amends the Midstream Holdings Credit Agreement to permit a midstream joint venture between Rice Midstream Holdings and Gulfport Energy Corp. in the Utica Shale (the “Permitted JV”). The First Amendment, among other things, (i) permits unlimited investment into the Permitted JV, subject to certain pro forma leverage and credit facility availability tests, (ii) amends the EBITDA definition to provide for certain capital expansion project add-backs related to the Permitted JV and (iii) allows for cash distributions from unrestricted subsidiaries of Rice Midstream Holdings other than the Permitted JV in amounts up to 40% of EBITDA for reporting periods ending in 2016 (and 25% thereafter), subject to an increased margin chargeable on the loans, and an exclusion for any cash distributions received from the Permitted JV, in each case during such reporting periods.

Additionally, the First Amendment provides that, in connection with the Transaction described above, the aggregate commitments under the Credit Agreement shall be reduced, if the commitments are then higher than such amount, to an amount equal to (i) EBITDA for the most recently completed four fiscal quarters (as adjusted to give pro forma effect to the Transaction) multiplied by (ii) a factor of 15.0, rather than a factor of 5.0.

The foregoing description of the First Amendment is a summary only and is qualified in its entirety by reference to the complete text of the First Amendment a copy of which is attached as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Relationships

Certain individuals, including officers and directors of the Company and Rice Midstream Management LLC, the general partner of the Partnership (the “General Partner”), serve as officers and/or directors of more than one of the Company, the Partnership and PA and OH Water. The Company owns 3,623 Common Units and 28,753,623 subordinated units representing limited partner interests in the Partnership. In addition, the Company is the owner of Rice Midstream Holdings, which owns all of the Partnership’s incentive distribution rights and owns and controls (and appoints all the directors of) the General Partner, which owns a non-economic general partner interest in the Partnership.

Item 2.02	Results of Operations and Financial Condition.

On November 5, 2015, the Company announced its results for the quarter ended September 30, 2015. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 concerning the Sixth Amendment and First Amendment is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On November 5, 2015, the Company issued a press release announcing the Transaction. A copy of the press releases is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT	DESCRIPTION

2.1*	Purchase and Sale Agreement, dated as of November 4, 2015, by and between Rice Energy Inc. and Rice Midstream Partners LP.

10.1	Amended and Restated Water Services Agreement, dated as of November 4, 2015, by and between Rice Drilling B LLC and Rice Water Services (PA) LLC.

10.2	Amended and Restated Water Services Agreement, dated as of November 4, 2015, by and between Rice Drilling D LLC and Rice Water Services (OH) LLC.

10.3	Sixth Amendment to its Third Amended and Restated Credit Agreement and Amendment to Limited Consent and Second Amendment, dated as of October 30, 2015, among Rice Energy Inc., as borrower, Wells Fargo Bank, N.A., as administrative agent and the lenders and other parties thereto.

10.4	First Amendment to its Credit Agreement, dated as of October 30, 2015, among Rice Midstream Holdings LLC, as Borrower, Wells Fargo Bank, National Association, as administrative agent, certain lenders party thereto and the other parties thereto.

99.1	Press Release dated November 5, 2015 relating to quarterly results.

99.2	Press Release dated November 5, 2015 relating to the Transaction.

*	Pursuant to Item 601(b)(2) of Regulation S-K, the Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the U.S. Securities and Exchange Commission upon request.

THE INFORMATION FURNISHED UNDER ITEM 2.02 AND ITEM 7.01 OF THIS CURRENT REPORT, INCLUDING EXHIBITS 99.1 AND 99.2 ATTACHED HERETO, SHALL NOT BE DEEMED “FILED” FOR THE PURPOSES OF SECTION 18 OF THE SECURITIES AND EXCHANGE ACT OF 1934, NOR SHALL IT BE DEEMED INCORPORATED BY REFERENCE INTO ANY REGISTRATION STATEMENT OR OTHER FILING PURSUANT TO THE SECURITIES ACT OF 1933, EXCEPT AS OTHERWISE EXPRESSLY STATED IN SUCH FILING.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICE ENERGY INC.

	By:	/s/ Daniel J. Rice IV
Daniel J. Rice IV
Director, Chief Executive Officer
Dated: November 5, 2015

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

2.1*	Purchase and Sale Agreement, dated as of November 4, 2015, by and between Rice Energy Inc. and Rice Midstream Partners LP.

10.1	Amended and Restated Water Services Agreement, dated as of November 4, 2015, by and between Rice Drilling B LLC and Rice Water Services (PA) LLC.

10.2	Amended and Restated Water Services Agreement, dated as of November 4, 2015, by and between Rice Drilling D LLC and Rice Water Services (OH) LLC.

10.3	Sixth Amendment to its Third Amended and Restated Credit Agreement and Amendment to Limited Consent and Second Amendment, dated as of October 30, 2015, among Rice Energy Inc., as borrower, Wells Fargo Bank, N.A., as administrative agent and the lenders and other parties thereto.

10.4	First Amendment to its Credit Agreement, dated as of October 30, 2015, among Rice Midstream Holdings LLC, as Borrower, Wells Fargo Bank, National Association, as administrative agent, certain lenders party thereto and the other parties thereto.

99.1	Press Release dated November 5, 2015 relating to quarterly results.

99.2	Press Release dated November 5, 2015 relating to the Transaction.

*	Pursuant to Item 601(b)(2) of Regulation S-K, the Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the U.S. Securities and Exchange Commission upon request.

THE INFORMATION FURNISHED UNDER ITEM 2.02 AND ITEM 7.01 OF THIS CURRENT REPORT, INCLUDING EXHIBITS 99.1 AND 99.2 ATTACHED HERETO, SHALL NOT BE DEEMED “FILED” FOR THE PURPOSES OF SECTION 18 OF THE SECURITIES AND EXCHANGE ACT OF 1934, NOR SHALL IT BE DEEMED INCORPORATED BY REFERENCE INTO ANY REGISTRATION STATEMENT OR OTHER FILING PURSUANT TO THE SECURITIES ACT OF 1933, EXCEPT AS OTHERWISE EXPRESSLY STATED IN SUCH FILING.